As filed with the Securities and Exchange Commission on December 23, 2013
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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REPUBLIC AIRWAYS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1449146 (I.R.S. Employer Identification No.)

8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
(Address of Principal Executive Offices) (Zip Code)

Republic Airways Holdings Inc. 2007 Equity Incentive Plan
(Full title of the plan)

Bryan K. Bedford
President, Chief Executive Officer and Chairman of the Board
Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, Indiana 46268
(317) 484-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Stephen J. Hackman, Esq.
Ice Miller LLP
One American Square, Suite 2900
Indianapolis, Indiana 46282-0200
(317) 236-2289

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price per Share (3)(4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (4)
Common Stock, $.001 par value per share	3,500,000 shares	$9.58	$33,530,000	$4,319
(1)	Represents 3,500,000 additional shares issuable under the Republic Airways Holdings Inc. 2007 Equity Incentive Plan (the “Plan”).
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee.
(4)
Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 3,500,000 shares reserved for issuance under the Plan at a price per share of $9.58, which is the average of the highest and lowest selling price for the shares on the NASDAQ Global Select Market on December 17, 2013.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) of Republic Airways Holdings Inc. (the “Company” or the “Registrant” or “we” or “our”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 3,500,000 additional shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), under the Republic Airways Holdings Inc. 2007 Equity Incentive Plan (the “Plan”). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission on September 7, 2007 (Registration No. 333-145918).

We incorporate by reference (excluding any information and exhibits furnished pursuant to Items 2.02 or 7.01 of any report on Form 8-K) the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

•	Our annual report on Form 10-K for the year ended December 31, 2012, filed March 15, 2013 and amended on April 30, 2013;

•
Our quarterly reports on Form 10-Q for the period ended March 31, 2013, filed April 30, 2013, for the period ended June 30, 2013, filed August 2, 2013, and for the period ended September 30, 2013, filed November 8, 2013; and

•
Our current reports on Form 8-K filed January 29, 2013, January 31, 2013, February 8, 2013, February 25, 2013, February 28, 2013, March 13, 2013, April 30, 2013, May 15, 2013, June 11, 2013, July 19, 2013, July 26, 2013, July 29, 2013, September 17, 2013, September 20, 2013, October 7, 2013, November 7, 2013, November 12, 2013, December 9, 2013 and December 20, 2013.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

The following documents are included as part of this Registration Statement.

Exhibit Number	Description
5.1*	Opinion of Ice Miller LLP
10.1*	Republic Airways Holdings Inc. 2007 Equity Incentive Plan
23.1*	Consent of Deloitte & Touche LLP
23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, Indiana, on the 23rd day of December, 2013.

REPUBLIC AIRWAYS HOLDINGS INC.
By:	/s/ Timothy P. Dooley
Timothy P. Dooley Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Brian K. Bedford, Timothy P. Dooley, and Wayne Heller, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Bryan K. Bedford
Bryan K. Bedford	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 23, 2013
/s/ Timothy P. Dooley
Timothy P. Dooley	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 23, 2013
/s/ Douglas J. Lambert
Douglas J. Lambert	Director	December 23, 2013
/s/ Lawrence J. Cohen
Lawrence J. Cohen	Director	December 23, 2013
/s/ Mark L. Plaumann
Mark L. Plaumann	Director	December 23, 2013
/s/ Neal S. Cohen
Neal S. Cohen	Director	December 23, 2013

INDEX TO EXHIBITS

Exhibit Number	Description
5.1*	Opinion of Ice Miller LLP
10.1*	Republic Airways Holdings Inc. 2007 Equity Incentive Plan
23.1*	Consent of Deloitte & Touche LLP
23.3	Consent of Ice Miller LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (contained in the signature pages to this Registration Statement)
* Filed herewith